Exhibit 99.3

HENRY ENERGY LP

Condensed Consolidated Unaudited Interim Financial Statements

June 30, 2023 and 2022

HENRY ENERGY LP

HENRY ENERGY LP

Condensed Consolidated Unaudited Balance Sheets

(in thousands)

	June 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$49,649	$53,833
Accounts receivable, net	31,056	43,563
Affiliate receivable	477	830
Prepaid expenses and other current assets	624	591
Total current assets	81,806	98,817
Oil and natural gas property and equipment, based on full cost method of accounting, net	440,523	407,537
Other property and equipment, net	34,108	35,906
Right-of-use assets	12,356	7,349
Equity method investment	1,814	1,807
Other assets	1,040	1,104
Total assets	$571,647	$552,520
LIABILITIES AND PARTNER’S CAPITAL
Current liabilities:
Accounts payable	$16,171	$22,872
Accrued liabilities	8,601	11,180
Affiliate note payable	139	418
Drilling advances	12,818	2,498
Current portion of debt	1,292	1,274
Operating lease liability	6,822	5,190
Total current liabilities	45,843	43,432
Long-term debt, net	30,080	66,230
Other noncurrent liabilities:
Asset retirement obligation	1,466	1,439
Operating lease liability	5,534	2,159
Total other noncurrent liabilities	7,000	3,598
Total liabilities	82,923	113,260
Commitments and contingencies
Partner’s capital:
Limited partner	485,408	435,939
Noncontrolling interests	3,316	3,321
Total partner’s capital	488,724	439,260
Total liabilities and partner’s capital	$571,647	$552,520

The accompanying notes are an integral part of these condensed consolidated unaudited interim financial statements.

HENRY ENERGY LP

Condensed Consolidated Unaudited Statements of Operations

(in thousands)

	Six Months Ended June 30,
	2023	2022
REVENUES:
Crude oil, natural gas, and NGL sales, net	$107,931	$152,520
Drilling and overhead fees	1,860	1,834
Water disposal fees and pipeline income	5,133	3,495
Affiliate service fee income	29,279	18,174
Loss on derivatives, net	—	(5,002)
Other income	420	343
Total revenues, net	144,623	171,364

OPERATING EXPENSES:
Lease operating and workover expenses	18,645	15,229
Pipeline operating expenses	3,885	1,003
Severance and ad valorem taxes	5,216	7,518
Depletion, depreciation and amortization expense	21,647	17,337
Accretion expense	59	66
General and administrative	23,429	15,144
Total operating expenses	72,881	56,297
Income from operations	71,742	115,067

OTHER INCOME (EXPENSE):
Other expense	(1,788)	(324)
Interest expense	(904)	(2,319)
Interest income	339	—
Gain (loss) on sale of assets	16	(57)
Loss from equity method investments	(29)	(26)
Total other expense	(2,366)	(2,726)
NET INCOME	69,376	112,341
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	180	479
NET INCOME ATTRIBUTABLE TO HENRY ENERGY LP	$69,196	$111,862

The accompanying notes are an integral part of these condensed consolidated unaudited interim financial statements.

HENRY ENERGY LP

Condensed Consolidated Unaudited Statements of Changes in Partner’s Capital

(in thousands)

	Limited Partner	Noncontrolling Interests	Total Partner’s Capital
BALANCE, JANUARY 1, 2022	$283,572	$3,431	$287,003
Distributions to parent, net	(32,919)	—	(32,919)
Distributions to noncontrolling interests	—	(387)	(387)
Net income	111,862	479	112,341
BALANCE, JUNE 30, 2022	362,515	3,523	366,038

	Limited Partner	Noncontrolling Interests	Total Partner’s Capital
BALANCE, JANUARY 1, 2023	$435,939	$3,321	$439,260
Distributions to parent, net	(19,727)	—	(19,727)
Distributions to noncontrolling interests	—	(185)	(185)
Net income	69,196	180	69,376
BALANCE, JUNE 30, 2023	485,408	3,316	488,724

The accompanying notes are an integral part of these condensed consolidated unaudited interim financial statements.

HENRY ENERGY LP

Condensed Consolidated Unaudited Statements of Cash Flows

(in thousands)

	Six Months Ended June 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$69,376	$112,341
Adjustments to reconcile net income to net cash provided by operating activities
Depletion, depreciation and amortization	21,647	17,337
Accretion expense	59	66
Loss on derivatives, net	—	5,002
Cash settlements on commodity derivatives	—	(3,054)
Loss from equity method investments	29	26
(Gain) loss on sale of assets	(16)	57
Changes in operating assets and liabilities:
Accounts receivable, net and affiliate receivable	12,860	(5,770)
Prepaid expenses and other current assets	(33)	(1,848)
Other assets	63	(783)
Accounts payable	(6,700)	13,941
Accrued liabilities	1,119	(183)
Drilling advances	10,320	3,236
Other long-term liabilities	(36)	(5)
Net cash provided by operating activities	108,688	140,363
CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to oil and natural gas properties	(57,232)	(71,651)
Additions to other property and equipment	(97)	(2,461)
Proceeds from the sale of other property and equipment	817	—
Additions to equity method investments	(36)	(36)
Net cash used in investing activities	(56,548)	(74,148)

The accompanying notes are an integral part of these condensed consolidated unaudited interim financial statements.

HENRY ENERGY LP

Condensed Consolidated Unaudited Statements of Cash Flows

(in thousands)

CASH FLOWS FROM FINANCING ACTIVITIES:
Distributions to parent, net	(19,727)	(32,919)
Distributions to noncontrolling interests	(185)	(387)
Payments on airplane note	(633)	(616)
Payments on affiliate note payable	(279)	(270)
Proceeds from senior secured credit facility	8,000	5,000
Payments on senior secured credit facility	(43,500)	(11,500)
Net cash used in financing activities	(56,324)	(40,692)
Net increase (decrease) in cash and cash equivalents	(4,184)	25,523
Cash and cash equivalents at beginning of period	53,833	37,670
Cash and cash equivalents at end of period	$49,649	$63,193

The accompanying notes are an integral part of these condensed consolidated unaudited interim financial statements.

HENRY ENERGY LP

Notes to Condensed Consolidated Unaudited Interim Financial Statements

June 30, 2023 and 2022

Note 1. Organization and Summary of Significant Accounting Policies

Description of the Company

The condensed consolidated unaudited interim financial statements and associated footnotes presented herein represent the financial statements of Henry Energy LP and subsidiaries (“Henry Energy”). The subsidiaries of Henry Energy include TAW Reserves 11C Mgmt LLC and subsidiary; Henry TAW Prod Mgmt LLC and subsidiaries; Henry Resources LLC and subsidiary; BITS Energy Mgmt LLC and subsidiary; and Moriah Henry Partners LLC.

Henry Energy is engaged in the exploration, development and production of crude oil, natural gas and natural gas liquids (“NGLs”) in the Midland and Delaware Basins, located in Texas. In addition, Henry Energy also operates certain pipelines for the transfer of frac water and saltwater.

Basis of Presentation of Condensed Consolidated Unaudited Interim Financial Statements

Henry Energy and all wholly owned subsidiaries are considered disregarded entities for federal income tax purposes. Disregarded entities are treated similarly to consolidated subsidiaries under accounting principles generally accepted in the United States of America (“US GAAP”), whereby the financial results are included in Henry Energy and all intercompany transactions are eliminated. As such, all subsidiaries of Henry Energy are consolidated and all intercompany accounts and transactions have been eliminated.

The condensed consolidated unaudited interim financial statements (“consolidated financial statements”) have been prepared in accordance with US GAAP and include the accounts of Henry Energy. Certain disclosures normally included in consolidated financial statements prepared in accordance with US GAAP have been condensed or omitted, pursuant to the rules and regulations of the Securities and Exchange Commission for interim financial reporting. The accompanying consolidated financial statements and notes should be read in conjunction with the financial statements and notes included in the Henry Energy consolidated financial statements as of and for the years ended December 31, 2022, 2021 and 2020. The accompanying consolidated financial statements in this report reflect all adjustments that are, in the opinion of management, necessary for a fair statement of Henry Energy’s results of operations and cash flows for the six month periods ended June 30, 2023 and 2022 and its financial position as of June 30, 2023.

HENRY ENERGY LP

Notes to Condensed Consolidated Unaudited Interim Financial Statements

June 30, 2023 and 2022

Recent Accounting Pronouncements

In June 2016, the FASB issued ASU 2016-13, “Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” (“ASU 2016-13”). ASU 2016-13 requires that a financial asset measured at amortized cost be presented at the net amount expected to be collected. ASU 2016-13 is intended to provide more timely decision-useful information about the expected credit losses on financial instruments. In November 2019, the FASB ASU 2019-19, “Codification Improvements to Topic 326: Financial Instruments – Credit Losses”, which makes amendments to clarify the scope of the guidance, including clarification that receivables arising from operating leases are not within its scope. The amended guidance was effective for Henry Energy on January 1, 2023.

Henry Energy determines its allowance for each type of receivable based on the length of time the receivable is past due, its previous loss history, and customers current ability to pay its obligation. Henry Energy also bases its allowance for each type of receivable on its respective credit risks. Henry Energy writes off specific receivables when they become uncollectible. Once an allowance is recorded, any subsequent payments received on such receivables are credited to the allowance for credit losses. To date, Henry Energy has not experienced any pattern of credit losses and therefore has no allowance as of June 30, 2023 or December 31, 2022. Henry Energy will continually monitor the creditworthiness of its counterparties by reviewing credit ratings, financial statements, and payment history. The adoption of ASU 2016-13 did not result in a material impact to the financial position, cash flows, or results of operations of Henry Energy.

Note 2. Accounts Receivable

Components of accounts receivable include the following (in thousands):

	June 30, 2023	December 31, 2022
Crude oil, natural gas and NGL sales	$17,329	$28,748
Joint interest billings	13,727	14,815
Gross accounts receivable	31,056	43,563
Allowance for doubtful accounts	―	―
Net accounts receivable	$31,056	$43,563

Note 3. Oil and Natural Gas Properties

Capitalized Costs

The following table reflects the aggregate capitalized costs associated with Henry Energy (in thousands):

	June 30, 2023	December 31, 2022
Oil and natural gas properties:
Proved properties	$921,094	$867,419
Total oil and natural gas properties	921,094	867,419
Less: Accumulated depreciation, depletion and amortization	(480,571)	(459,882)
Oil and natural gas properties, net	$440,523	$407,537

HENRY ENERGY LP

Notes to Condensed Consolidated Unaudited Interim Financial Statements

June 30, 2023 and 2022

There were no proved property impairments for the six months ended June 30, 2023 and 2022. Depletion expense was $20.6 million and $16.4 million for the six months ended June 30, 2023 and 2022, respectively.

Note 4. Other Property and Equipment

The following table presents the other property and equipment of Henry Energy (in thousands):

	June 30, 2023	December 31, 2022
Building and improvements	$4,764	$5,412
Office furniture and equipment	3,137	3,128
Land	1,635	1,814
Pipeline	14,991	14,900
Production equipment	425	425
Airplane	18,588	18,588
Total property and equipment	43,540	44,267
Less: accumulated depreciation	(9,432)	(8,361)
Total property and equipment, net	$34,108	$35,906

For the six months ended June 30, 2023 and 2022, depreciation expense for other property and equipment was $1.1 million and $1.0 million, respectively.

Note 5. Equity Method Investments

Henry Energy owns an approximate 25.0% interest in Eagles Nest Aviation, LLC (“Eagles Nest”). Eagles Nest owns and operates an airplane hanger that is utilized by Henry Energy along with other equity owners.

The following table presents Henry Energy’s proportionate investment in Eagles Nest at June 30, 2023 and December 31, 2022 (in thousands):

	Six Months Ended June 30, 2023	Year Ended December 31, 2022
Investment balance, beginning of period	$1,807	$1,789
Contributions	36	72
Loss from equity investments	(29)	(54)
Investment balance, end of period	$1,814	$1,807

HENRY ENERGY LP

Notes to Condensed Consolidated Unaudited Interim Financial Statements

June 30, 2023 and 2022

Note 6. Revenue

Disaggregation of Revenue

The following table presents the disaggregation of crude oil, natural gas and NGL revenue of Henry Energy (in thousands):

	Six Months Ended June 30,
	2023	2022
Crude oil	$96,011	$131,810
Natural gas and NGL sales	11,920	20,710
Total crude oil, natural gas and NGL sales, net	$107,931	$152,520

Receivable Balances

At June 30, 2023 and December 31, 2022, the accounts receivable balance representing amounts due or billable under the terms of contracts with purchasers was $15.0 million and $28.0 million, respectively. As of January 1, 2022, the accounts receivable balance representing amounts due or billable under the terms of contracts with purchasers was $17.5 million.

Note 7. Derivative Financial Instruments

Commodity Derivatives

Derivative instruments are recognized at fair value and subsequently settled over the contract terms. As of June 30, 2023 and December 31, 2022, Henry Energy did not have any open derivative positions.

Derivative Gains and Losses

Cash receipts and payments reflect the gains or losses on derivative contracts which matured during the applicable period, calculated as the difference between the contract price and the market settlement price of matured contracts. The derivative contracts of Henry Energy are settled based upon reported settlement prices on commodity exchanges, with crude oil derivative settlements based on the New York Mercantile Exchange (“NYMEX”) West Texas Intermediate pricing and natural gas derivative settlements based primarily on NYMEX Henry Hub pricing. Non-cash gains and losses represent the change in fair value of derivative instruments which continued to be held at period end and the reversal of previously recognized non-cash gains or losses on derivative contracts that matured during the period. There were no derivative gains or losses for the six months ended June 30, 2023 as Henry Energy did not have any open derivative positions during that time period.

The following table summarizes the commodity derivative activity of Henry Energy (in thousands):

Six Months Ended June 30, 2022
Cash paid on derivatives	$(3,054)
Non-cash loss on derivatives	(1,948)
Loss on derivatives, net	$(5,002)

HENRY ENERGY LP

Notes to Condensed Consolidated Unaudited Interim Financial Statements

June 30, 2023 and 2022

Note 8. Asset Retirement Obligations

The following table presents changes in asset retirement obligations of Henry Energy (in thousands):

	Six Months Ended June 30, 2023	Year Ended December 31, 2022
Asset retirement obligations at beginning of period	$1,439	$1,509
Liabilities incurred and assumed through acquisitions	4	188
Liabilities settled and divested	(36)	(367)
Revision of estimated obligation	―	(23)
Accretion expense on discounted obligation	59	132
Asset retirement obligations at end of period	$1,466	$1,439

Note 9. Debt and Related Expenses

The following table presents the outstanding debt and related expenses of Henry Energy (in thousands):

	June 30, 2023	December 31, 2022
Senior Secured Credit Facility	$17,500	$53,000
Airplane Note	13,872	14,504
Total debt, including current portion	31,372	67,504
Less: current portion of debt	1,292	1,274
Long-term debt, net	$30,080	$66,230

Senior Secured Credit Facility

On May 10, 2016, Henry Energy, as borrower, and InterBank, as lender, entered into a loan agreement (“Senior Secured Credit Facility”). Henry Energy Exploration LP and Henry Reserves LP are jointly and severally liable for the Senior Secured Credit Facility. The Senior Secured Credit Facility is secured by a first lien on at least 80.0% of the proved developed producing and proved developed nonproducing oil and natural gas properties of Henry Energy, Henry Exploration LP and Henry Reserves LP.

On April 1, 2023, Henry Energy entered into the Thirteenth Amendment to the Senior Secured Credit Facility (“Thirteenth Amendment”). The Thirteenth Amendment reduced the borrowing base to $50.0 million, updated the annual redetermination to be on June 1 of each year, and extended the maturity date to June 1, 2025

As of June 30, 2023, the Senior Secured Credit Facility has a borrowing base of $50.0 million and matures on June 1, 2025. As of June 30, 2023, Henry Energy had $17.5 million in outstanding borrowings under the Senior Secured Credit Facility. Amounts borrowed under the Senior Secured Credit Facility bear interest, payable quarterly, at a floating rate per annum equal to the Prime Rate, a per annum rate of interest equal to the base rate on corporate loans posted by at least seventy percent (70.0%) of the ten largest U.S. banks plus 0.5%. The effective interest rate during the six months ended June 30, 2023 and 2022 was 8.4% and 4.1%, respectively.

HENRY ENERGY LP

Notes to Condensed Consolidated Unaudited Interim Financial Statements

June 30, 2023 and 2022

The Senior Secured Credit Facility contains various covenants that restrict Henry Energy’s indebtedness, limits its ability to create liens securing certain indebtedness, make restricted payments and make or permit investments, among other matters.

Airplane Note

On March 11, 2021, Henry Energy entered into a loan and security agreement with JP Morgan Chase Bank, N.A., maturing in March 2026 on a 60-month term for $16.7 million to finance the acquisition of an airplane (“Airplane Note”). The Airplane Note is an amortizing loan with monthly payments of $0.1 million and a lump sum payment of $10.4 million due on March 11, 2026. The Airplane Note has a stated interest rate of 2.8%. As of June 30, 2023 and December 31, 2022, Henry Energy had an outstanding balance of $13.9 million and $14.5 million, respectively, on the Airplane Note.

Note 10. Affiliate Note Payable

On August 15, 2018, Henry Energy entered into a promissory note with an affiliate (“Affiliate Note”) for the purpose of acquiring oil and gas interests. The Affiliate Note requires quarterly payments of principal and accrued interest at a rate of 2.8% and matures on July 1, 2023. The Affiliate Note is unsecured and had a balance of $0.1 million and $0.4 million at June 30, 2023 and December 31, 2022, respectively.

Note 11. Leases

Short-term leases are variable costs included in “general and administrative” and “lease operating and workover expenses” in the condensed consolidated unaudited interim statements of operations. The lease costs of Henry Energy were as follows for the six months ended June 30, 2023 (in thousands):

Six Months Ended June 30, 2023
Operating lease cost	$3,609
Short term costs	9,031
Variable lease cost	1,283
Total lease costs	$13,923

The following table presents additional lease information of Henry Energy for the six months ended June 30, 2023:

Operating cash flows for operating leases	$3,609
Right-of-use assets obtained in exchange for operating lease liabilities	$8,481
Weighted-average remaining lease term (years) — operating	2.0
Weighted-average discount rate — operating	2.9%

HENRY ENERGY LP

Notes to Condensed Consolidated Unaudited Interim Financial Statements

June 30, 2023 and 2022

The following table presents the maturity analysis of Henry Energy as of June 30, 2023 for leases expiring in each of the next 5 years and thereafter.

2023	$7,105
2024	3,844
2025	1,857
2026	2
2027	—
Thereafter	—
Total lease payments	12,808
Less: interest	(452)
Present value of lease liabilities	$12,356

Note 12. Commitments and Contingencies

Environmental Remediation

Various federal, state and local laws and regulations covering the discharge of materials into the environment, or otherwise relating to the protection of the environment, may affect the operations and the cost of crude oil and natural gas exploration, development, and production operations of Henry Energy. Henry Energy does not anticipate that it will be required in the near future to expend significant amounts for compliance with such federal, state and local laws and regulations, and therefore, no amounts have been accrued for such purposes.

Litigation

Henry Energy is involved in various legal proceedings including, but not limited to, commercial disputes, claims from royalty and surface owners, property damage claims, personal injury claims, regulatory compliance matters, disputes with tax authorities and other matters. While the outcome of these legal matters cannot be predicted with certainty, Henry Energy does not expect any such matters to have a material effect on its financial condition, results of operations or cash flows.

Note 13. Concentrations of Credit Risk

Henry Energy is subject to credit risk resulting from the concentration of its crude oil, natural gas and NGL receivables with significant purchasers. Receivables from purchasers are generally unsecured as Henry Energy does not require collateral. Henry Energy does not believe the loss of any single purchaser would materially impact its financial position, results of operations, or cash flows as crude oil, natural gas and NGLs are fungible products with well-established markets and numerous purchasers in its areas of operations. For the years six months ended June 30, 2023 and 2022, Henry Energy has experienced no such credit losses.

Henry Energy maintains cash and cash equivalents in bank deposit accounts which, at times, may exceed the federally insured limits. Henry Energy has not experienced any losses related to amounts in excess of FDIC limits and believes it is not exposed to significant credit risk in this area.

HENRY ENERGY LP

Notes to Condensed Consolidated Unaudited Interim Financial Statements

June 30, 2023 and 2022

Note 14. Transactions with Affiliates

Oil and Natural Gas Operations

Certain affiliates of Henry Energy as well as employees participate in wells operated by it. Henry Energy invoices these affiliates for drilling and completion, lease operating costs and other related expenses and service and incentive fees.

During the six months ended June 30, 2023 and 2022, these affiliates were invoiced the following amounts (in thousands):

	Six Months Ended June 30,
	2023	2022
Henry Reserves	$1	$5,101
Henry TAW LP	1	451
Davlin LLC	1,695	99
DSD, LTD	100	100
Challenger Crude, LTD	100	20
Henry Heirs LTD	50	1
Henry Production LLC	1	1
Employee participants and affiliated companies	3,793	2,925
Total	$5,741	$8,698

Henry Energy has received reimbursement for all amounts shown above, with the exception of certain amounts reflected as affiliate receivables on the condensed consolidated unaudited interim balance sheet. Affiliate receivables were $0.5 million and $0.8 million at June 30, 2023 and December 31, 2022, respectively.

Henry Energy receives revenue earned by its oil and natural gas properties and distributes such revenues to the various working interest owners. Certain affiliates and employees of Henry Energy receive a portion of these revenue distributions. During the six months ended June 30, 2023 and 2022, these affiliates received revenue distributions in the following amounts (in thousands):

	Six Months Ended June 30,
	2023	2022
Davlin LLC	$755	$1,664
Employee participants and affiliated companies	4,347	6,763
Total	$5,102	$8,427

HENRY ENERGY LP

Notes to Condensed Consolidated Unaudited Interim Financial Statements

June 30, 2023 and 2022

Affiliate Service Fee Income

Henry Energy has two separate agreements (“G&A Agreements”) with Henry Reserves LP and Henry TAW LP. These G&A Agreements were both entered into to pay all the general and administrative expenses of Henry Reserves LP and Henry Taw LP. These expenses include accounting fees, bank fees, consulting fees, interest charges, payroll expenses and other expenses as outlined in the G&A Agreements. In return, Henry Energy will receive a monthly fee based upon predetermined rates. The affiliate service fee income is presented net of interest expense paid by Henry Energy. For the six months ended June 30, 2023 and 2022, Henry Energy recorded $29.3 million and $18.2 million of affiliate service fee income in the condensed consolidated unaudited statements of operations.

Note 15. Supplemental Disclosures to Consolidated Financial Statements

Accrued Liabilities

Accrued liabilities consisted of the following at the dates indicated (in thousands):

	June 30, 2023	December 31, 2022
Accrued oil and natural gas capital expenditures	$4,268	$3,215
Accrued lease operating and workover expenses	4,333	7,965
Total accrued liabilities	$8,601	$11,180

Supplemental Cash Flow Information

The following table provides certain supplemental cash flow information for the periods indicated (in thousands):

	Six Months Ended June 30,
	2023	2022
Supplemental Disclosure of Cash Flow Information:
Interest paid	$904	$2,319
Supplemental Disclosure of Non-Cash Information:
Additions to oil and natural gas properties included in accounts payable and accrued liabilities	$3,697	$2,921
Revisions and additions to asset retirement obligations, net	$4	$56
Non-Cash Financing Activities:
ROU assets obtained in exchange for operating lease liabilities	$8,481	$—

HENRY ENERGY LP

Notes to Condensed Consolidated Unaudited Interim Financial Statements

June 30, 2023 and 2022

Note 16. Subsequent Events

In preparing the accompanying consolidated financial statements of Henry Energy, management has evaluated all subsequent events and transactions for potential recognition or disclosure through September 7, 2023, the date the consolidated financial statements of Henry Energy were available for issuance.

Subsequent to June 30, 2023, the following events and transactions have occurred:

•	On July 1, 2023, Henry Energy paid the balance of the Affiliate Note in full, including accrued interest.

•	As of August 31, 2023, Henry Energy had reduced the outstanding balance of the Senior Secured Credit Facility to approximately $10.0 million.